                                                                    EXHIBIT 10.3


                            DISTRIBUTORSHIP AGREEMENT




AGREEMENT made this 6th day of JANUARY, 2000, by and between Evergreen Network.com, Inc., a Colorado corporation, hereinafter called "Evergreen" and THE BINGO COMPANY, a Colorado company, and JOHN MULLIGAN, individually, hereinafter called the "Distributor".

WHEREAS Evergreen represents that it is the Master Distributor in Colorado for Infinity Group, Inc.'s Tab Force(R) validation units and pull-tabs, and that it has the right to sell and to promote the sale of Tab Force(TM) products in the area, and

WHEREAS the Distributor desires to sell and to promote the sale of Tab Force(TM) products, which, for the purposes of this agreement, will be referred to as Evergreen's products,

IT IS THEREFORE AGREED:

1. RIGHT TO MARKET. Evergreen hereby grants to the Distributor the nontransferable right to market and sell at retail the products and all its future products bearing the "Tab Force(TM)" trademark in the territory assigned by this Agreement.

2. TERRITORY. For the purposes of this Agreement, the territory of the Distributor shall be the see exhibit A.

3.   COVENANTS OF EVERGREEN TAB FORCE(TM). Evergreen covenants as follows:

          a. If the Distributor shall not be in default under the terms of this Agreement or of any payment owed to Evergreen under the terms of this Agreement, Evergreen shall supply the Distributor with its products in the regular course of its business and under terms as set forth herein for its trademarked products.

          b. During the term of this Agreement, Evergreen shall sell the Tab Force(TM) system computers, validation units, Tab Works system, and deals to Distributor as follows:

               (i) During the term of this Agreement, Evergreen shall use its best efforts to advertise and promote the sale. of its products within the boundaries of the state of Colorado under the "Tab Force(TM)" trade name and trademark, and Evergreen shall supply the Distributor with products equal in quality to the products manufactured and sold to any Distributor or end user under the "Tab Force(TM)" trade name and trademark.



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DISTRIBUTORSHIP AGREEMENT                                                 12/99



4.   COVENANTS OF THE DISTRIBUTOR. The Distributor covenants as follows:

          a. The Distributor will rent from Evergreen the Tab Force(TM) system in quantities sufficient to meet market demands within Distributor's territory.

          b. The Distributor will pay a monthly rental fee of $100 per Tab Force(R) validation unit, per month. The rent payment is due on the 25th of every month.

          c. The Distributor shall pay promptly for Evergreen's products. All Evergreen products and invoices will be paid net 10.

          d. The Distributor will instruct its salespeople to regularly encourage the sale and display of Evergreen's products in all locations within of the Distributor's territory, and will require such salespeople to give special effort and services in the resale of such products.

          e. The Distributor will list in feature type and illustrate in adequate space, in all catalogs and sales bulletins that the Distributor may deliver to its salesmen, such of Evergreen's products as Evergreen may from time to time designate.

          f. The Distributor will cooperate fully with Evergreen in connection with all Evergreen's promotions, special deals, and campaigns and when requested will inaugurate special drives through its salespeople and other clerks featuring such special deals and campaigns.

          g. The Distributor will display samples of Evergreen's products and advertising displays in a prominent position in its showrooms.

          h. The Distributor will permit Evergreen and its representatives to address meetings of the Distributor's sales staff on behalf of the Evergreen's products.

          i. The Distributor will do everything within its power to feature, promote, and advertise, as a part of its merchandising and sales policy, such products of Evergreen as Evergreen shall from time to time sell to the Distributor, and will use its best efforts to stimulate and increase interest in Evergreen's products.

5. TERM. The term of this Agreement shall begin on the 6th day of JANUARY, 2000, and shall end on the 31st day of DECEMBER, 2000, subject to the following:

          a. Either party on six (6) months' written notice to the other shall be entitled to terminate this Agreement for any reason, but without prejudice to any rights of either party to moneys due or to become due under this Agreement.

          b. If the Distributor is in default on any payment due to Evergreen for a period of thirty (30) days, or if the Distributor defaults in performing any of the other terms of this Agreement and continues in default for a period of thirty (30) days after written notice thereof, or if the Distributor is adjudicated bankrupt or insolvent, or enters into a composition with its creditors or if a receiver is appointed for it, or if a majority of its voting stock is transferred, or if its ownership or control is in any way substantially changed, then Evergreen shall have the right to terminate this Agreement upon giving notice to the Distributor at least thirty (30) days before the time when such termination is to take effect,



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DISTRIBUTORSHIP AGREEMENT                                                 12/99


               and thereupon this Agreement shall become void, but without prejudice to the rights of either party to moneys due or to become due under this Agreement.

          c. Upon the termination of this Agreement for any reason, the Distributor shall discontinue the use of the Tab Force(R), trademark, labels, copyright, and other advertising media and shall remove all signs and displays relating thereto; and, in the event of failure so to do, Evergreen may itself remove such articles at the Distributor's expense.

6.   SALES QUOTAS AND PRICES.

          a. The Distributor shall place and/or install NA or more Tab Force(TM) validation units by NA, 2000, and shall place, and/or install NA or more Tab Force(TM) validation units every three (3) months thereafter until such time as NA Tab Force(TM) validation units are in use, in order to maintain its distributorship rights, in the territory. All units placed by the Distributors exceeding the annual quota shall be included in the quota for the succeeding year.

          b. Tab Force(TM) pull-tabs may be purchased at the Distributor price of .25 cents per pull-tab for resale at prices set by Distributor to customers within the territory.

          c. The Distributor agrees that Evergreen will have the right, at its discretion, to send a representative to act only as an observer with Distributor employees on sales calls at the expense of Evergreen.

          d. The Distributor agrees that Evergreen shall have the right to review and audit, at its expense, all contracts for the placement, or use of Tab Force(TM).

6. ASSIGNMENT. This Agreement may be assigned by Evergreen, and the performance of its duties thereunder delegated. The Distributor shall have no right to grant sublicenses or assign its rights under this Agreement.

7. ARBITRATION. The Distributor and Evergreen agree that, in the event of any disputes or controversies concerning this Agreement, they will attempt in good faith to settle and resolve any and all differences amicably in an effort to maintain the goals set forth in this Agreement. All disputes or disagreements shall be reduced to writing by the parties within three (3) days of receipt of notice of a problem. The parties, upon receipt of the written notice and a written response, shall agree to a seven (7) day cooling-off period.

     If, following the cooling-off period, the parties cannot resolve the dispute, the parties further agree that all disputes and disagreements shall be submitted to a disinterested third party to try and resolve the dispute.

     If the effort to voluntarily resolve the dispute is not successful, the dispute shall be settled by arbitration in Colorado (state).


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DISTRIBUTORSHIP AGREEMENT                                                  12/99



8. NOTICE. Any notice, payment, or demand required under this Agreement shall be addressed as follows:

          Howard Tooke, President
          Evergreen Network.com, Inc.
          3336 N. 32nd Street, Suite 106
          Phoenix, AZ 85018


          John Mulligan
          The Bingo Company
          2300 S. Tejon Street
          Englewood, CO 80110

                                   ----------


9. BENEFIT. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of Evergreen.

10. REPRESENTATION. The Distributor represents that it has adequate facilities, personnel, and financial resources to perform the various covenants and service herein set forth.

11. INSPECTION OF EQUIPMENT BY EVERGREEN. Evergreen shall have the right at any time during business hours to enter upon the premises where the Equipment is located for the purpose of inspecting it or observing its use, maintenance, and operation.

12. INSPECTION AND ACCEPTANCE BY DISTRIBUTOR. Distributor shall have seven (7) days from delivery of the Equipment pursuant to this Agreement within which to inspect the Equipment, and shall notify Evergreen in writing within said seven (7) days of any discrepancies between such Equipment and the description, statement of condition, and valuation as stated in Attachment A "Equipment Summary." If no such notification is received by Evergreen within the period, Distributor shall be conclusively presumed to have accepted the Equipment in good condition and otherwise agreed to all terms and conditions set forth in Attachment A including, but not limited to, prices.

13. ALTERATIONS. Distributor shall not make any changes, alterations, modifications, additions, or improvements to the Equipment, which is the subject of the Agreement without the prior written consent of Evergreen. All additions to and improvements shall immediately become the property of Evergreen and subject to the terms of this Agreement.

14. REPRESENTATIONS AND WARRANTIES. The Distributor and Evergreen, respectively, represent and warrant that each enters into this Agreement in good faith with the full intent to carry our each and every one of the provisions for which the party has any duty, responsibility, and/or liability to carry out, that the party has full power and authority to enter into this agreement, that the terms and conditions of this Agreement have been duly authorized, that none of said terms and conditions violate any other agreements of the party and, as applicable to the Facility, violate any ordinance and/or resolution and/or other rule of the Distributor's customer, that the person signing this Agreement has full power and authority so to sign and to bind the party to the terms and conditions herein affecting the party, and that each party, respectively, shall not knowingly associate with or employ any persons who are not licensable under the territory's laws, Ordinance, or Regulations.



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DISTRIBUTORSHIP AGREEMENT                                                  12/99


15.  DEFAULT REMEDIES.

          a. Distributor will be in default under this Agreement if, for any reason:

               1. Distributor does not fully pay, when due, any payment due in connection with this Agreement;

               2. Distributor fails to perform, in a full and timely manner, any agreement or obligation under this Agreement;

               3. Any representation or warranty of Distributor to Evergreen is false when made;

               4. Distributor is in default for at least ten (10) days under any other present or future agreement with Evergreen;

               5. A bankruptcy, insolvency, or receivership proceeding is filed against Distributor and is not dismissed for thirty
                    (30) days;

               6. Distributor files or acquiesces in any bankruptcy, insolvency, or receivership proceeding, as Debtor; or

               7. The condition of Distributor affairs changes so that, in Evergreen's opinion, Evergreen's credit risk is increased, or the Evergreen in good faith believes that the prospect of Distributor payment or performance is impaired.

          b. If any such default occurs, Evergreen may, in its sole discretion and without giving notice to Distributor, exercise one or more of the following remedies as it desires:

               1. Terminate the term of this Agreement, as to any or all of the Agreement;

               2. Take possession of any or all of the Equipment, wherever Iocated and, for this purpose, enter any premises that Distributor then owns or occupies (and Evergreen shall not be liable to Distributor for any such entry or removal), or make any or all of the Equipment unusable without removing it (also without liability);

               3. Take legal action to enforce Distributor's obligations under this Agreement, including suing for damages;

               4. Sell or lease any or all of the Equipment, at public or private sale, at such time(s) and upon such terms (if any) as Evergreen desires, free of any rights of Distributor's (and, if Distributor is entitled to any advance notice of such a disposition, Distributor agrees that such a notice is reasonable if mailed to it at least ten (10) days before the disposition);

               5. Apply any advance payment, deposit, or similar money that it holds to any amount that Distributor owes; and

               6. Exercise any other right that Evergreen then has under the Uniform Commercial Code or other applicable law.



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DISTRIBUTORSHIP AGREEMENT                                                  12/99





 16. INDEMNIFICATION'S. As Distributor user under this Agreement, Distributor will be responsible for any resulting liabilities. Distributor will pay, and indemnify Evergreen (and its employees, agents, and affiliates) against all of the following that arise from, or are in any way connected with, the Equipment or this Agreement (including the purchase, delivery, installation, ownership, use, maintenance, malfunction, or interruption in service of the Equipment or any part of it):

          a. All claims, losses, liabilities, damages, and expenses whatsoever (including reasonable attorneys' fees);

          b. All actual and alleged violations of any law or other governmental rule, except for any of the foregoing claims, losses, etc., to the extent caused directly and primarily by Evergreen's gross negligence or willful misconduct.

17. LOSS OR DAMAGE: INSURANCE. Distributor assumes all risk of loss for the Equipment, and will be responsible for any loss of, damage to, or destruction of the Equipment, regardless of cause. No loss, damage, or destruction will reduce or terminate any of Distributor's obligations under this Agreement, except to the extent that Distributor has paid to Evergreen in an amount calculated to make Evergreen whole (as determined by Evergreen) for any Equipment that is totally destroyed. However, Distributor will notify Evergreen promptly after the occurrence of any partial or total loss, damage, or destruction. Distributor will carry insurance against fire, loss, and all other risks that prudent owners or operators insure against, and ensure the Evergreen (or Evergreen's assignee) is named as sole loss payee for Equipment losses (partial and total). This insurance must be placed with insurers reasonably satisfactory to Evergreen, and must have policy limits no lower that the Equipment's full replacement value. This insurance must stipulate that Evergreen's interest will not be invalidated by any act, omission, or misrepresentation by Distributor or any third party. This insurance also must stipulate that, at least as to Evergreen's interest, it cannot be canceled, terminated, or amended, or expiration. This does not mean that Evergreen has to verify that any insurance exists or to verify any policy terms.

18. DESIGNATED LAWFUL USE. Distributor agrees to use the Equipment in a careful manner and in compliance with any applicable governmental law, ordinances, or regulations.

19. WAIVER. No delay or omission to exercise any right of Evergreen or Distributor under this Agreement shall be construed as a waiver of any such right or as impairing any such right. Any waiver by Evergreen or by Distributor of a single breach or default must be expressed and in writing and shall not be construed as a waiver of any prior or subsequent breach or default.

20. NOTICES AND PAYMENTS. Any notice to be given, and any payments to be made, under this Agreement, shall be personally delivered or mailed by certified mail, postage prepaid, at the addresses set forth in the opening paragraph of this Agreement. Such notice or payment shall be deemed given or made when set.

21. SURVIVAL OF DISTRIBUTOR'S COVENANTS. Distributor's covenants under this Agreement shall survive the expiration or earlier termination of this Agreement whenever the context permits.





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DISTRIBUTORSHIP AGREEMENT                                                  12/99


22. BINDING. This Agreement shall be binding upon and shall inure to the benefit of the parties, their legal representatives, successors, and assigns.

23. SEVERABILITY. If any provision of this Agreement is held invalid by a court of competent jurisdiction, it shall be considered deleted from this Agreement, but such invalidity shall not affect the other provisions that can be given effect without the invalid provision.

24. JUDICIAL ENFORCEMENT: ATTORNEYS' FEES. A refusal to arbitrate, as provided in Paragraph 8 hereof, may be remedied and an arbitration award may be enforced in any court of competent jurisdiction; provided that, the parties hereto agree that any such action shall be commenced and proceed in the United States district court for the district of _____. In the event judicial proceedings are instituted in connection with this Agreement, the unsuccessful party shall pay to the successful party a reasonable amount for the successful party's attorneys' fees to be fixed by the court.

25. CONDITIONS PRECEDENT. Evergreen and Distributor do hereby agree that the following shall constitute express conditions precedent to the obligations of the parties under this Agreement:

     a. Evergreen and/or Distributor shall execute any and all additional documents necessary or incidental to satisfy any term or condition of this Agreement; and

     b. Distributor shall obtain all government approvals necessary to this Agreement and the activities to be performed hereunder.

26. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

27. ENTIRE AGREEMENT. This instrument is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of its terms. No course of prior dealings between the parties and no usage of trade shall be relevant or admissible to supplement, explain, or vary any of the terms set forth herein. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement shall not be relevant or admissible to determine the meaning of this Agreement even through the accepting or acquiescing party has knowledge of the nature of the performance and an opportunity to make objection. No representations, understandings, or agreements have been made or relied upon in the making of this Agreement other than those specifically set forth herein. This Agreement can only be modified in a writing signed by the parties or their duly authorized agents.



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DISTRIBUTORSHIP AGREEMENT                                                  12/99


 EXHIBIT A






TERRITORY:





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DISTRIBUTORSHIP AGREEMENT                                                  12/99



IN WITNESS WHEREOF the parties have executed this Agreement.

DATED:                      , 2000
      ----------------------



DISTRIBUTOR:                                      EVERGREEN NETWORK.COM, INC.:


THE BINGO COMPANY

                                                  EVERGREEN NETWORK.COM, INC.,
Colorado Corporation                                a Colorado Corporation

/s/ JOHN MULLIGAN
--------------------------------                  ------------------------------
By: John Mulligan                                   Howard Tooke
    Its:  President                                 President
        ------------------------


DISTRIBUTOR:

--------------------------------


---------------------,
Individually